UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2017
CUMULUS MEDIA INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA		30305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (404) 949-0700

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 20, 2017, the board of directors (the “Board”) of Cumulus Media Inc. (the “Company”) appointed D.J. (Jan) Baker to the Board. Mr. Baker, age 72, retired as a partner from the international law firm of Latham & Watkins, LLP in July 2017, most recently serving as that firm’s Global Co-Chair of the Corporate Restructuring Practice Group. Prior to joining Latham & Watkins as a partner in 2009, Mr. Baker was a partner at Skadden, Arps, Slate, Meagher & Flom, LLP and, prior thereto, at Weil, Gotshal & Manges LLP, both international law firms. Mr. Baker’s practice focused on advising public and private companies in out of court restructurings and court supervised reorganization and restructuring proceedings, regularly advising boards of directors on issues related to corporate governance and fiduciary duties.
Mr. Baker is also a member of the Hastings Center, a bio-ethics institute, and various other non-profit boards.
Mr. Baker will be entitled to compensation for his service as a member of the Board that is consistent with the compensatory arrangements the Company has in place with its other non-employee directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ Richard S. Denning
Name: Richard S. Denning
Title: Senior Vice President, Secretary and General Counsel
Date: October 26, 2017